--------------------------------------------------------------------------------
                                                                   EXHIBIT 99.01
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE


                                        FOR MORE INFORMATION CONTACT:

                                        Mark C. Brown, Senior Vice President and
                                        Chief Financial Officer
                                        (703) 247-2514

                                        Sonya Udler, Vice President,
                                        Corporate Communications
                                        (703) 247-2517
                                        sonya.udler@strayer.edu


                     STRAYER EDUCATION, INC. REPORTS RECORD
              FIRST QUARTER 2004 ENROLLMENT, REVENUES AND EARNINGS

                  -- STRAYER FIRST QUARTER REVENUES UP 26% --
            -- STRAYER FIRST QUARTER DILUTED EPS OF $0.76, UP 25% --
                -- STRAYER SPRING 2004 TOTAL ENROLLMENTS UP 23%/
                      NEW STUDENTS UP 29%/ONLINE UP 74% --
          -- TWO ATLANTA, GA CAMPUSES TO BE OPENED FOR SUMMER TERM ---


ARLINGTON, Va., May 6, 2004 - Strayer Education, Inc. (Nasdaq: STRA) today announced financial results for the three months ended March 31, 2004. Financial highlights are as follows:

THREE MONTHS ENDED MARCH 31

o Revenues for the three months ended March 31, 2004 increased 26% to $46.1 million, compared to $36.7 million for the same period in 2003, due to increased enrollment and a 5% tuition increase which commenced in January 2004.

o Operating income (EBIT) rose 31% to $18.5 million from $14.1 million for the same period in 2003. Operating income margin was 40.2% compared to 38.4% for the same period in 2003.

o Net income rose 29% to $11.5 million compared to $8.9 million for the same period in 2003. Earnings per diluted share rose 25% to $0.76 compared to $0.61 for the same period in 2003. Diluted weighted average shares outstanding increased to 15,091,000 from 14,639,000 for the same period in 2003.

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

"We are pleased with Strayer's financial performance for the first quarter as well as our enrollment results for the spring term," said Robert Silberman, Chairman and Chief Executive Officer of Strayer Education, Inc. "We are excited by the successful opening of our first South Carolina campus and our second Memphis campus for this spring term, and we look forward to our two new Atlanta campuses this summer."

BALANCE SHEET AND CASH FLOW

At March 31, 2004, the Company had cash, cash equivalents and marketable securities (a diversified, no load, short-term, tax exempt bond fund) of $123.9 million and no debt. The Company generated $15.9 million from operating activities in the first quarter of 2004. Capital expenditures were $2.3 million for the same period.

For the first quarter 2004, bad debt expense as a percentage of revenue was 1.5% compared to 1.6% for the same period in 2003. Days sales outstanding, adjusted to exclude tuition receivable related to future quarters, was nine days at the end of the first quarter 2004, compared to seven days for the same period in 2003.

STUDENT ENROLLMENT

Enrollment at Strayer University for the 2004 spring term increased 23% to 20,681 students compared to 16,772 for the same term in 2003. Across the Strayer University campus network, new student enrollments increased 29% and continuing student enrollments increased 22%. Students taking 100% of their classes at Strayer University Online increased 55% to 9,887 students from 6,372. The total number of students taking any courses online (including students at brick and mortar campuses taking at least one online course) in the 2004 spring term is 12,109.


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
                               STUDENT ENROLLMENT
                               ------------------

                                                                     Spring          Spring             %
                                                                      2003            2004            Change
                                                                 --------------- --------------- -----------------
Campus Based Students:
     Mature Campuses (14 in operation 4 or more years)
            Classroom                                                     9,234           8,661               -6%
            Online                                                        4,154           5,335               28%
                                                                 --------------- ---------------
     Total Mature Campus Students                                        13,388          13,996                5%
                                                                 --------------- ---------------

     New Campuses (13 in operation 3 or less years)
            Classroom                                                     1,166           2,133               83%
            Online                                                        1,013           2,454              142%
                                                                 --------------- ---------------
     Total New Campus Students                                            2,179           4,587              111%
                                                                 --------------- ---------------

Total Campus Based Students                                              15,567          18,583               19%
                                                                 --------------- ---------------

Online Based Students (out of area)                                       1,205           2,098               74%
                                                                 --------------- ---------------

Total Students                                                           16,772          20,681               23%
                                                                 =============== ===============

Total Students Taking 100% of Courses Online                              6,372           9,887               55%

Total Students Taking at Least 1 Course Online                            8,033          12,109               51%

NEW CAMPUS/NEW STATE OPENINGS

The Company reported today that it will open two new campuses in the Atlanta, Georgia metropolitan area for the 2004 summer term. The company also announced its intention to open its third campus in the Philadelphia, Pennsylvania area for the 2004 fall term. This will bring the total number of Strayer University campuses to 30.

EXPANDED ONLINE COURSE OFFERINGS

Strayer University Online is offering 784 online classes in the 2004 spring term, with all academic programs now available asynchronously.

STRAYER - UNIVERSITY OF VIRGINIA ALLIANCE

The Company announced today that Strayer University and the University of Virginia's (UVA) School of Continuing and Professional Studies have entered into an articulation agreement that will allow students to complete six courses at UVA and six courses at Strayer University to obtain a master's degree in Business Administration from Strayer University, as well as a graduate certificate from UVA. This agreement will provide greater opportunities for working professionals in the Northern Virginia area who cannot attend UVA's Charlottesville campus to

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

pursue an MBA degree. In addition, Strayer University has articulated University of Virginia's undergraduate certificates for transfer credit toward undergraduate degrees at Strayer University.

BUSINESS OUTLOOK

Based on the strong enrollment growth announced for the 2004 spring term partly offset by the earlier-than-anticipated opening of a second new campus for summer 2004 term, the Company estimates second quarter 2004 diluted EPS will be in the range of $0.71 - $0.73.

SECONDARY OFFERING

In the first quarter of 2004, the Company completed its previously announced secondary offering of common stock. The company received none of the proceeds from the secondary offering except for proceeds related to the exercise of options by management to fulfill the over-allotment obligation. The 3.45 million shares sold in the offering were issued following the conversion of convertible preferred stock and the partial exercise of an option held by New Mountain Partners, L.P., New Mountain Strayer Trust and MidOcean Capital Investors, L.P., as well as the exercise of options held by certain of the Company's management.

STOCK OPTION ACTIVITY

In the first quarter 2004, the Company granted 20,000 additional stock options to key executives. These options had an exercise price of $118.00 per share (the fair market value on the date of the grant), vest in four years, and expire eight years from the date of grant.

The Company uses the intrinsic-value-based method of accounting for its stock option plan. Under this method, compensation expense is the excess, if any, of the quoted market price of the stock at grant date over the amount an employee must pay to acquire the stock. Had compensation expense been determined based on the fair value of the options at grant dates computed by the Black-Scholes methodology, the Company estimates net income and diluted net income per share would have been $10.7 million and $0.71 per share, respectively, for the quarter ended March 31, 2004.

The following assumptions were used to estimate fair value as of the date of grant using the Black-Scholes option pricing model:

                                                                       2002               2003              2004
                                                                      ------             ------            ------
Dividend yield....................................................      0.5%                0.5%             0.24%
Risk-free interest rates..........................................      4.8%                3.0%              3.4%
Volatility........................................................       43%                 40%               36%
Expected option term (years)......................................      5.9                 5.2               6.1
Weighted average fair value of options granted during the year....   $23.65              $21.88            $47.33

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

CALCULATION OF TOTAL POTENTIAL SHARE ISSUANCE

Shares used to compute diluted earnings per share include common shares issued and outstanding, the assumed conversion of Series A Convertible Redeemable Preferred Stock outstanding, and the assumed exercise of issued stock options using the Treasury Stock Method.

Our total current and potential common shares outstanding are as follows (in thousands):

Current
-------
Common shares issued and outstanding at 3/31/04.....................         13,920
Series A Convertible Redeemable Preferred Stock, convertible on a
    1:1 basis (outstanding or recorded), at 3/31/04.................            859
Issued stock options using Treasury Stock Method....................            425
                                                                        -----------
      Total current.................................................         15,204
                                                                        -----------

Potential
---------
Accrual of required PIK dividends on Series A Convertible
    Redeemable Preferred Stock through June 2004.....................            17(a)
Total issued stock options, less options accounted for using
    the Treasury Stock Method above..................................           612
Authorized but unissued options......................................           314
                                                                        -----------
      Total potential................................................           943
                                                                        -----------
      Total current and potential common shares......................        16,147
                                                                        ===========

-----------------
(a) This number assumes that the Company will force conversion of all remaining Series A Convertible Redeemable Preferred Stock into common stock by the end of the second quarter 2004. An additional 72,000 shares would potentially accrue should the Series A Convertible Redeemable Preferred Stock remain outstanding through May 2006.

CONFERENCE CALL WITH MANAGEMENT

Strayer Education, Inc. will host a conference call to discuss its first quarter 2004 earnings on May 6, 2004 at 10:00 a.m. ET. To participate on the live call, investors should dial (800) 289-0468 10 minutes prior to the start time. In addition, the call will be available via live Webcast over the Internet. To access the live Webcast of the conference call, please go to www.strayereducation.com 15 minutes prior to the start time of the call to register. An archived replay of the conference call will be available at (888) 203-1112 (pass code 565712) starting at 3:00 p.m. ET on May 6 and will be available through May 11 and archived at www.strayereducation.com for 90 days.

Strayer Education, Inc. (Nasdaq: STRA) is an education services holding company that owns Strayer University and certain other assets. Strayer's mission is to make higher education achievable and convenient for working adults in today's economy. Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, information technology, education, and public administration to more than 20,000 working adult students at 27 campuses in 7 states in the eastern United States and worldwide via the Internet through Strayer University Online. Strayer

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

University is committed to providing an education that prepares working adult students for advancement in their careers and professional lives. Founded in 1892, Strayer University is accredited by the Middle States Commission on Higher Education.

For more information on Strayer Education, Inc. visit www.strayereducation.com and for Strayer University visit www.strayer.edu.

This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 "(Reform Act)". The statements are based on the Company's current expectations and are subject to a number of uncertainties and risks. In connection with the Safe Harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company's actual results to differ materially. The uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as state and regional regulatory requirements, competitive factors, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks associated with the acquisition of existing educational institutions, risks relating to the timing of regulatory approvals, our ability to implement our growth strategy, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the Company's annual report on Form 10-K and its other filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward looking statements.




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

                             STRAYER EDUCATION, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               For the three months
                                                                   ended March 31,
                                                         -------------------------------------
                                                                                        %
                                                           2003           2004        Change
                                                         ---------      ---------    ---------
Revenues ............................................    $  36,694      $  46,106           26%
                                                         ---------      ---------
Costs and expenses:
Instructional and educational support ...............       12,831         15,191           18%
Selling and promotion ...............................        4,889          6,084           24%
General and administration ..........................        4,877          6,319           30%
                                                         ---------      ---------
Total expenses ......................................       22,597         27,594           22%
                                                         ---------      ---------

Income from operations ..............................       14,097         18,512           31%
Operating income margin .............................         38.4%          40.2%

Investment and other income .........................          574            318          (45%)
                                                         ---------      ---------

Income before income taxes ..........................       14,671         18,830           28%

Provision for income taxes ..........................        5,799          7,362           27%
                                                         ---------      ---------

Net income ..........................................        8,872         11,468           29%

Preferred stock dividends and accretion .............        1,275          1,110          (13%)
                                                         ---------      ---------
Net income available to common stockholders .........    $   7,597      $  10,358           36%
                                                         =========      =========

Basic net income per share ..........................    $    0.71      $    0.92           30%
                                                         =========      =========

Diluted net income per share ........................    $    0.61      $    0.76           25%
                                                         =========      =========


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

                             STRAYER EDUCATION, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                                                       At December 31,        At March 31,
                                                                                             2003                 2004
                                                                                       ---------------       ---------------
                                                              ASSETS
Current assets:
   Cash and cash equivalents ...................................................       $        82,089       $        97,965
   Marketable securities available for sale, at fair value .....................                25,951                25,951
   Tuition receivable, net of allowances for doubtful accounts .................                35,997                41,739
   Student loans receivable - held for sale ....................................                    65                     5
   Other current assets ........................................................                 1,656                 2,508
                                                                                       ---------------       ---------------
       Total current assets ....................................................               145,758               168,168
Property and equipment, net ....................................................                35,930                36,968
Restricted cash ................................................................                   500                   500
Other assets ...................................................................                   368                   358
                                                                                       ---------------       ---------------
       Total assets ............................................................       $       182,556       $       205,994
                                                                                       ===============       ===============

                                                LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable ............................................................       $         5,127       $         4,747
   Accrued expenses ............................................................                 2,329                 1,552
   Income taxes payable ........................................................                 2,898                 4,092
   Dividends payable ...........................................................                 1,510                 1,082
   Unearned tuition ............................................................                39,134                45,611
                                                                                       ---------------       ---------------
        Total current liabilities ..............................................                50,998                57,084
Deferred income taxes ..........................................................                   228                   392
Long-term liabilities ..........................................................                 2,666                 2,821
                                                                                       ---------------       ---------------
        Total liabilities ......................................................                53,892                60,297
                                                                                       ---------------       ---------------
Series A convertible redeemable preferred stock ................................                95,686                20,979

Stockholders' equity:
   Common stock ................................................................                   107                   139
   Additional paid-in capital ..................................................                59,838               142,073
   Retained earnings (accumulated deficit) .....................................               (26,918)              (17,464)
   Accumulated other comprehensive income ......................................                   (49)                  (30)
                                                                                       ---------------       ---------------
         Total stockholders' equity ............................................                32,978               124,718
                                                                                       ---------------       ---------------
         Total liabilities and stockholders' equity ............................       $       182,556       $       205,994
                                                                                       ===============       ===============


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


                             STRAYER EDUCATION, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                             (AMOUNTS IN THOUSANDS)

                                                                           For the three months ended March 31,
                                                                           ------------------------------------
                                                                              2003                     2004
                                                                           -----------              -----------
Cash flow from operating activities:
  Net income ..........................................................    $     8,872              $    11,468
  Adjustments to reconcile net income to net cash
       provided by operating activities:
       Amortization of deferred rent ..................................             63                      135
       Depreciation and amortization ..................................          1,012                    1,242
       Provision for student loan losses ..............................             46                      (35)
       Deferred income taxes ..........................................            (36)                     (18)
  Changes in assets and liabilities:
       Tuition receivable, net ........................................         (4,079)                  (5,742)
       Other current assets ...........................................           (548)                    (732)
       Other assets ...................................................             (1)                      10
       Accounts payable ...............................................            554                     (380)
       Accrued expenses ...............................................           (671)                    (777)
       Income taxes payable ...........................................          3,794                    4,177
       Unearned tuition ...............................................          4,773                    6,477
  Student loans originated ............................................         (2,459)                    (439)
  Collections on student loans receivable and held for sale ...........          2,074                      554
                                                                           -----------              -----------
           Net cash provided by operating activities ..................         13,394                   15,940
                                                                           -----------              -----------
Cash flows from investing activities:
   Purchases of property and equipment ................................           (692)                  (2,280)
   Purchases of marketable securities .................................         (6,000)                    --
                                                                           -----------              -----------
           Net cash used in investing activities ......................         (6,692)                  (2,280)
                                                                           -----------              -----------
Cash flows from financing activities:
   Common dividends paid ..............................................           (692)                    (695)
   Preferred dividends paid ...........................................           (815)                  (1,332)
   Proceeds from exercise of stock options ............................           --                      4,243
                                                                           -----------              -----------
           Net cash provided by (used in) financing activities ........         (1,507)                   2,216
                                                                           -----------              -----------
           Net increase (decrease) in cash and cash equivalents .......          5,195                   15,876
Cash and cash equivalents - beginning of period .......................         49,135                   82,089
                                                                           -----------              -----------
Cash and cash equivalents - end of period .............................    $    54,330              $    97,965
                                                                           ===========              ===========


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